Exhibit 8.1

September 24, 2021

Queen’s Gambit Growth Capital

55 Hudson Yards, 44th Floor

New York, NY 1001

Re:	Queen’s Gambit Growth Capital Tax Opinion

Ladies and Gentlemen:

We have acted as counsel for Queen’s Gambit Growth Capital, a Cayman Islands exempted company with limited liability (“Queen’s Gambit”), in connection with the Business Combination Agreement, dated as of July 28, 2021 (as amended and supplemented through the date hereof, the “Business Combination Agreement”),1 by and among Queen’s Gambit, Swvl Inc., a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands (“Swvl”), Pivotal Holdings Corp, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands and wholly owned direct subsidiary of Swvl (“Holdings”), Pivotal Merger Sub Company I, a Cayman Islands exempted company with limited liability and wholly owned subsidiary of Holdings (“Queen’s Gambit Merger Sub”), and Pivotal Merger Sub Company II Limited, a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands and wholly owned direct subsidiary of Queen’s Gambit (“Swvl Merger Sub”).

Pursuant to the Business Combination Agreement, Queen’s Gambit will change its jurisdiction of incorporation from the Cayman Islands to the British Virgin Islands by merging with and into Queen’s Gambit Merger Sub, with Queen’s Gambit Merger Sub surviving the merger and the Queen’s Gambit owners becoming the sole owners of Holdings with ownership identical to that of Queen’s Gambit (the “SPAC Merger”). This opinion is being delivered in connection with the registration statement on Form F-4 (File No. [●]) initially filed by Holdings on [●], 2021, including the proxy statement/prospectus contained therein and the exhibits and schedules thereto, relating to the transactions contemplated by the Business Combination Agreement (as amended through the date hereof, the “Form F-4”).

In providing our opinion, we have examined the Business Combination Agreement, the Form F-4 and such other documents, records, and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. Further, in providing our opinion, we have assumed (without any independent investigation or review thereof) that:

[1]	Except as otherwise provided, capitalized terms used but not defined herein have the meaning ascribed to them in the Business Combination Agreement.

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Queen’s Gambit Growth Capital [● ] Page 2

(i)

the SPAC Merger and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) will be consummated in accordance with the provisions of the Business Combination Agreement and as described in the Form F-4 (and no covenants or conditions described therein and affecting this opinion will be waived or modified), and the Transactions will be effective under applicable corporate law as described in the Business Combination Agreement and the other agreements referred to therein;

(ii)

all of the information, facts, statements, representations, and covenants set forth in (A) the Business Combination Agreement, the Form F-4, the other agreements referred to in the Business Combination Agreement and the Form F-4, the registration statement filed in connection with Queen’s Gambit’s initial public offering, and Queen’s Gambit’s other public filings (collectively, the “Documents”), and (B) the officer’s certificates, dated the date hereof, provided to us by Queen’s Gambit and Holdings (the “Officer’s Certificates”) are true, correct, and complete in all respects and will remain true, correct, and complete in all respects at all times up to and including the completion of the Transactions, and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions, or representations or that will make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect through the consummation of the SPAC Merger and the other Transactions;

(iii)

any representations and statements made in any of the Documents or the Officer’s Certificates qualified by knowledge, belief, or materiality (or comparable qualification) are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the completion of the Transactions, in each case without such qualification;

(iv)

the Documents represent the entire understanding of the parties with respect to the SPAC Merger and the other Transactions, there are no other written or oral agreements regarding the SPAC Merger and the other Transactions other than the Business Combination Agreement and the other agreements referred to therein, and none of the material terms and conditions thereof have been or will be waived or modified;

(v)

all documents, records, and papers submitted to us as originals (including signatures thereto) are authentic, all documents, records, and papers submitted to us as copies conform to the originals, all relevant documents, records, and papers have been or will be, as applicable, duly executed in the form presented to us, and all parties to such documents, records, and papers had or will have, as applicable, the requisite corporate powers and authority to enter into such documents, records, and papers and to undertake and consummate the Transactions; and

(vi)	all applicable reporting requirements have been or will be satisfied.

If any of the assumptions described above are untrue for any reason, or if the Transactions are consummated in a manner that is different from the manner described in the Business Combination Agreement, the Form F-4, or any of the other Documents, our opinion as expressed below may be adversely affected.

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This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the legislative history to the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, case law, and such other authorities as we have considered relevant, all as in effect and publicly available as of the date hereof. The authorities upon which this opinion is based are subject to change or differing interpretations, possibly with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the SPAC Merger or the other Transactions, or any inaccuracy in the statements, facts, assumptions, and representations on which we have relied, may affect the continuing validity of this opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention (or to supplement or revise our opinion to address any such change or inaccuracy) subsequent to the date hereof. No opinion is expressed as to any transactions other than the SPAC Merger occurring in connection with the Business Combination or as to any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matter discussed in the paragraph below and does not address (i) any matter arising in connection with Section 367 of the Code or (ii) any matter arising in connection with the “passive foreign investment company” rules of Sections 1291–1297 of the Code.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations set forth herein and in the section of the Form F-4 entitled “Material Tax Considerations—Material U.S. Federal Income Tax Considerations for U.S. Holders”, we are of the opinion that, for U.S. federal income tax purposes, the SPAC Merger should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code.

We are furnishing this opinion solely in connection with the filing of the Form F-4. This opinion is being delivered prior to the consummation of the Transactions and therefore is prospective and dependent on future events. This opinion is based on facts and circumstances existing on the date hereof, and we undertake no obligation to update this opinion in the future. We hereby consent to the filing of this letter as an exhibit to the Form F-4 and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,